As filed with the Securities and Exchange Commission on December 13, 2019

Registration No. 333-218983

Registration No. 333-182094

Registration No. 333-151627

Registration No. 333-125480

Registration No. 333-100766

Registration No. 333-67452

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8 REGISTRATION STATEMENT NO. 333-218983

FORM S-8 REGISTRATION STATEMENT NO. 333-182094

FORM S-8 REGISTRATION STATEMENT NO. 333-151627

FORM S-8 REGISTRATION STATEMENT NO. 333-125480

FORM S-8 REGISTRATION STATEMENT NO. 333-100766

FORM S-8 REGISTRATION STATEMENT NO. 333-67452

UNDER THE SECURITIES ACT OF 1933

RAIT FINANCIAL TRUST

(Exact name of registrant as specified in its charter)

MARYLAND	23-2919819
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Two Logan Square, 100 N. 18th St., 23rd Floor Philadelphia, PA	19103
(Address of Principal Executive Offices)	(Zip Code)

RAIT FINANCIAL TRUST 2017 INCENTIVE AWARD PLAN

(Full title of the plans)

John J. Reyle

Chief Executive Officer, President and General Counsel

RAIT Financial Trust

Two Logan Square, 100 N. 18th St., 23rd Floor

Philadelphia, PA 19103

(Name and address of agent for service)

(215) 207-2100

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

EXPLANATORY NOTE

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 1 (the “Post-Effective Amendment”) relates to the following Registration Statements on Form S-8 (collectively, the “Registration Statements”) filed by RAIT Financial Trust, a Maryland real estate investment trust (“RAIT”), with the U.S. Securities and Exchange Commission (the “SEC”):

•

Registration Statement on Form S-8 (Registration No. 333-67452) filed with the SEC on August 14, 2001, for the purpose of registering 800,000 of RAIT’s Common Shares of Beneficial Interest (the “Common Shares”) issuable upon the exercise of securities granted pursuant to the RAIT Investment Trust 1997 Stock Option Plan (as amended and/or restated, and presently known as the RAIT Financial Trust 2017 Incentive Award Plan, the “Plan”).

•

Registration Statement on Form S-8 (Registration No. 333-100766) filed with the SEC on October 25, 2002, for the purpose of registering 800,000 Common Shares issuable upon the exercise of securities granted pursuant to the Plan.

•

Registration Statement on Form S-8 (Registration No. 333-125480) filed with the SEC on June 3, 2005, for the purpose of registering 900,000 Common Shares issuable upon the exercise of securities granted pursuant to the Plan.

•

Registration Statement on Form S-8 (Registration No. 333-151627) filed with the SEC on June 13, 2008, for the purpose of registering 2,000,000 Common Shares issuable upon the exercise of securities granted pursuant to the Plan.

•

Registration Statement on Form S-8 (Registration No. 333-182094) filed with the SEC on June 13, 2012, for the purpose of registering 2,500,000 Common Shares issuable upon the exercise of securities granted pursuant to the Plan.

•

Registration Statement on Form S-8 (Registration No. 333-218983) filed with the SEC on June 27, 2017, for the purpose of registering 3,500,000 Common Shares issuable upon the exercise of securities granted pursuant to the Plan.

On August 30, 2019, RAIT and certain of its direct and indirect subsidiaries filed voluntary bankruptcy cases (the “Chapter 11 Cases”) under chapter 11, Title 11 of the U.S. Code in the United States Bankruptcy Court for the District of Delaware. The Chapter 11 Cases are jointly administered under the caption “In re: RAIT Funding, LLC, a Delaware limited liability company, et. al.” As a result of the Chapter 11 Cases, RAIT has terminated all offerings of RAIT’s securities pursuant to the Registration Statements. In accordance with an undertaking made by RAIT in the Registration Statements to remove from registration, by means of a post-effective amendment, any of the securities that remain unsold at the termination of each offering, RAIT hereby removes from registration all securities of RAIT registered but unsold under the Registration Statements, if any, as of the date hereof. Each Registration Statement is hereby amended, as appropriate, to reflect the deregistration of such securities and RAIT hereby terminates the effectiveness of each Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended (the “Act”), the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania on December 13, 2019. No other person is required to sign this Post-Effective Amendment in reliance upon Rule 478 under the Act.

RAIT FINANCIAL TRUST

By:	/s/ Alfred J. Dilmore
	Name:	Alfred J. Dilmore
	Title:	Chief Financial Officer, Treasurer and Chief Accounting Officer